UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 14, 2015

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33892 (Commission File Number)	26-0303916 (I.R.S. Employer Identification Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (913) 213-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2015, (i) the Boards of Directors (the “Board”) of AMC Entertainment Holdings, Inc. (“AMCH”) and its wholly-owned subsidiary, AMC Entertainment Inc. (“AMCE” and collectively with AMCH, “AMC”) appointed Mr. Adam M. Aron as the Chief Executive Officer and President of AMC, effective as of January 4, 2016 (the “Effective Date”), (ii) the Compensation Committee of AMCH recommended and the Board of AMC approved Mr. Aron’s employment agreement dated December 14, 2015 (the “Employment Agreement”), and (iii) the Nominating Committee of AMCH recommended and the Board of AMC elected Mr. Aron as a director of AMC, effective as of the Effective Date.  Mr. Aron fills the vacancy on the AMC Board created by Gerardo I. Lopez’s resignation as of August 6, 2015, previously disclosed on July 21, 2015.  Mr. Aron will serve as a Class III director of AMCH with a term expiring at AMCH’s 2016 Annual Meeting of Stockholders.

On the Effective Date, Mr. Craig Ramsey will no longer serve as Interim Chief Executive Officer and Interim President of AMC, in which capacity he has served since August 7, 2015.  Mr. Ramsey will continue to serve as AMC’s Executive Vice President and Chief Financial Officer.

Mr. Aron, age 61, has more than 20 years of experience as a Chief Executive Officer and more than 35 years of consumer-engagement experience.  In February 2015, Mr. Aron was appointed Chief Executive Officer of Starwood Hotels and Resorts Worldwide, Inc.  Since 2006, Mr. Aron has served as Chairman and Chief Executive Officer of World Leisure Partners, Inc., a personal consultancy for matters related to travel and tourism, high-end real estate development, and professional sports, that he founded.  Mr. Aron served as Chief Executive Officer and Co-Owner of the Philadelphia 76ers from 2011 to 2013. From 2006 to 2015, Mr. Aron served as Senior Operating Partner of Apollo Management L.P.  Mr. Aron currently serves on the board of directors of Norwegian Cruise Line Holdings, Ltd. and Starwood Hotels and Resorts Worldwide, Inc.  Mr. Aron received a Master’s of Business Administration degree with Distinction from the Harvard Business School and a Bachelor of Arts degree cum laude from Harvard College. In light of Mr. Aron’s business experience, it is appropriate for him to serve as a director of AMC.

Pursuant to the terms of the Employment Agreement, Mr. Aron’s base salary will be annualized at a rate of $995,000.00 (“Base Salary”). Mr. Aron will also be eligible to receive an annual incentive plan bonus based on the achievement of reasonable performance objectives (the “Incentive Bonus”).  Mr. Aron’s target Incentive Bonus opportunity for each fiscal year will be 125% of his Base Salary.  In addition, each year AMCH will award Mr. Aron $4,000,000.00 of value in long term incentive equity compensation, 50% of which will be in the form of restricted stock units vesting in equal annual installments over 3 years subject to the achievement of certain financial targets, and 50% of which will be in the form of performance stock units which will vest after three years based on the achievement of reasonable performance criteria.  The 2016 equity grant to Mr. Aron will be made on the later of the Effective Date or the date the Board of AMCH approves AMCH’s 2016 LTIP equity grants and will be priced as of December 15, 2015, based on the average closing price for AMCH Common Stock for the five trading days prior to such date.

If Mr. Aron is terminated without cause or for good reason or as a result of AMCH not renewing his contract, or not renewing it on comparable terms (each an “Involuntary Termination”), Mr. Aron will be entitled to: (1) any Base Salary earned but not paid prior to his termination; (2) any Incentive Bonus for a fiscal year completed prior to his termination that he had not been paid; and (3) reimbursement for business expenses incurred prior to termination.  In addition, if Mr. Aron is terminated as a result of his death or disability or without cause or for good reason, he will receive a pro rata portion of any Incentive Bonus for the year in which he was terminated if the applicable targets are met.

In addition, upon an Involuntary Termination, Mr. Aron will be entitled to an amount equal to 1.5 times his Base Salary plus one of the following amounts, as applicable: (1) 1.875 times his Base Salary if he is terminated on or before December 31, 2016; (2) 1.5 times the Incentive Bonus paid to Mr. Aron for the fiscal year ending in December 31, 2016 if he is terminated during the period from January 1, 2017 to December 31, 2017; or (3) 1.5 times the average of the Incentive Bonuses paid to Mr. Aron during the 24 months preceding the date of Mr. Aron’s termination, if the termination occurs on or after January 1, 2018 (the “Severance Benefit”).  The Severance Benefit will be paid equally over a 24-month period.  In addition, upon an Involuntary Termination, Mr. Aron will be paid $6,000,000 of value, through a combination of restricted stock unit equity vesting and cash payments, over a 3-year period following termination.  Upon an Involuntary Termination, AMCH will also pay Mr. Aron an amount equal to the full cost of his medical insurance for a period of 18 months.

Under the Employment Agreement, while Mr. Aron is employed as the Chief Executive Officer and President of AMC, AMCH will nominate and re-nominate, as applicable, Mr. Aron for election to the Board of AMCH.  AMCH has also agreed to indemnify Mr. Aron to the maximum extent provided in AMCH’s articles and bylaws and to provide him with D&O insurance to the maximum extent, and length, of coverage of any other officer or director of AMCH.  Mr. Aron will enter into AMC’s standard form indemnification agreement.

The Employment Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Except as described herein, there are no arrangements or understandings between Mr. Aron and any other person pursuant to which he was selected as a director or officer of AMC.  There are no family relationships between Mr. Aron and any of AMC’s directors or executive officers. There are no transactions between Mr. Aron and AMC that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 8.01                   Other Events.

On December 15, 2015, AMC issued a press release announcing the executive leadership changes described in this Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)         The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit	Description
10.1	Employment Agreement dated December 14, 2015 between AMC Entertainment Holdings, Inc. and Adam Aron.

99.1	Press Release dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: December 15, 2015	By:	/s/ KEVIN CONNOR
Kevin Connor
Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated December 14, 2015 between AMC Entertainment Holdings, Inc. and Adam Aron.

99.1	Press Release dated December 15, 2015.